SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 18, 2005

ROTOBLOCK CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-11634	73-1668122
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 B Street
Santa Rosa, CA, 95401
(Address of principal executive offices)

(707) 284-8800
Registrant's telephone number, including area code

____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Principal Officers; Appointment of Principal Officers

On August 11, 2005, Rotoblock Corporation accepted the resignation of Mr. Peter Scholl as the President and Chief Executive Officer of the Company. Mr. Lance Waymen also resigned his position as Chief Financial Officer, Principal Accounting Officer and Director of Rotoblock Corporation.

On the same date, the Board of Directors of Rotoblock Corporation, elected Mr. Steven M. Schneider to serve as the Interim President and Chief Executive Officer and Ms. Renay Cude to serve as Secretary of the Corporation . Mr. Schneider is currently the Chief Executive Officer and Director of ZAP while Ms. Cude is also a Director and the Corporate Secretary of ZAP . Both Mr. Schneider and Ms. Cude who are under employment contracts with ZAP will continue to serve ZAP in their existing capacities. The Board of Directors of Rotoblock Corporation is currently interviewing candidates for the principal officer positions and anticipates that the positions will be filled within a few months. At present, there are no business arrangements between ZAP and Rotoblock Corporation.

Rotoblock Corporation also announced that the company has moved its principal executive offices from 1715 Cook Street, Suite 205, Vancouver BC, Canada to 300 B Street, Santa Rosa California 95401.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 18, 2005

ROTOBLOCK CORPORATION

BY:

/s/ Steven Schneider

Steven M. Schneider, Interim President and Chief Executive Officer